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                                                                    Exhibit 10.3

                                                       June 23, 2003

Sheila Mahony

     Re:  RETIREMENT AGREEMENT

Dear Sheila:

          Cablevision Systems Corporation ("CABLEVISION") and CSC Holdings, Inc. ("CSC") are deeply grateful to you for the professional and dedicated service that you have provided to Cablevision and CSC and their predecessors, subsidiaries and affiliates (each of such entities, individually and collectively referred to as the "GROUP").

          In recognition of your valuable services and commitment to the Group over the past 23 years, we would like to provide you with the special benefits described below. We will provide these benefits if (1) you sign and deliver a copy of this Agreement to Lee Schumer at the address below on or before July 23, 2003 and comply with its terms (including signing an updated release as described in the "Release" section below) and (2) this Agreement becomes effective in accordance with the "Revocation" section below. You will have at least 21 days to consider this offer, but it will become void and have no more effect if you do not comply with clause (1) in time. We suggest that you review this entire proposal, including the "Release" provision below, with a lawyer before you decide whether to accept it.

1.   YOUR RETIREMENT

          As we have agreed, you shall resign from your positions as a full-time employee and as Executive Vice President - Communications, Government and Public Affairs of Cablevision, and from all other positions (including Director, officer and employee) with any member of the Group as of January 2, 2004 (your "RETIREMENT DATE") EXCEPT that you will continue as a Director of Cablevision. Accordingly, you agree to sign a copy of the Memorandum annexed as EXHIBIT A and deliver the same upon execution of this Agreement. Once this Agreement becomes effective, your resignation will be irrevocable and no further action is required for it to become effective.

          For the period through your Retirement Date, you shall remain employed full-time by Cablevision under the same terms and conditions that currently apply to you.

          Your last day of employment will be your Retirement Date. You will no longer accrue credit toward vacation, pension vesting or any other benefits after that date.

2.   SEVERANCE

          In connection with your retirement, Cablevision shall pay you (1) a severance payment of no less than $2,910,000. In addition, on your Retirement Date, (1) your Performance Retention Award in the amount of $3,000,000 will become fully vested

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and (2) your outstanding deferred compensation award, which is presently worth
$509,786, will be deemed earned.

          All of your all of your restricted shares of Cablevision stock are set forth on EXHIBIT B (your "RESTRICTED STOCK"). As your Retirement Date, all restrictions on your Restricted Stock will lapse.

          The payments and benefits in this "Severance" section will be made or be made available to you, as the case may be, within 10 business days after the later of (1) your Retirement Date, (2) your execution of the Group's standard severance and related agreements (as modified by the terms of this Agreement) and (3) the effectiveness of the "Updated Release" referred to in the "Release" section below. You agree to execute these agreements as soon as practicable after your Retirement Date. In addition, all payments under this "Severance" provision will be made less applicable withholding and the loan of $3,000,000 associated with your Performance Retention Award (which will satisfy in full your obligations under the loan). You agree that, unless the conditions in (1) through (3) of this paragraph are satisfied, you will not be entitled to any of the payments or benefits provided in this "Severance" section.

          The payments and benefits in this "Severance" section represent a complete settlement, release and waiver of any claims for allegedly lost wages, benefits or other compensation, mental, physical or other personal injuries, pain and suffering, attorneys' fees and costs in connection with any other relief you may seek or claim you may have against the Group. You hereby confirm that all monies due to you previously have been paid. You confirm that no other monies or relief are due to you, other than the payments and benefits provided for in this Agreement (including the benefits referred to in the "Effect on Benefits" section below), in consideration of your general release of all claims that you have, may have or may have had.

3.   CONSULTING AGREEMENT

          On the later of (1) your Retirement Date, (2) your execution of the Group's standard severance and related agreements (as modified by the terms of this Agreement) and (3) the effectiveness of the "Updated Release", you also will have the right to enter into a consulting agreement with Cablevision in the form of EXHIBIT C (the "CONSULTING AGREEMENT").

4.   EFFECT ON BENEFITS

          Your Group-sponsored medical and dental coverage will cease as of the last day of the month in which your Retirement Date occurs. You and your eligible dependents may obtain continuation coverage for periods after the last day of the month in which your Retirement Date occurs pursuant to the federal COBRA statute by returning an election form and paying the required premiums on a timely basis. Your Group-sponsored life and long-term disability insurance coverage will cease as of your Retirement Date. You and your spouse, if eligible, may continue to receive such coverage by completing a Notice of Conversion Privilege form and complying with the applicable requirements. These forms will be provided to you in a separate letter.

          The relevant member of the Group will make all contributions to the Cablevision CHOICE 401(k) Savings Plan, the Cablevision Excess CHOICE Savings Plan, the Cablevision CHOICE Cash Balance Retirement Plan and the Cablevision Excess

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CHOICE Cash Balance Plan (collectively, your "RETIREMENT PLANS") with respect to you for your service rendered through your Retirement Date. Any vested benefits that you may have accrued under your Retirement Plans will be payable in accordance with the terms thereof, as explained in the summary plan descriptions you have previously received. You may obtain additional copies of these documents from the Corporate Benefits Department.

          This Agreement is in full satisfaction of all obligations or agreements of any member of the Group for: (1) any severance benefits in connection with the termination of your employment, (2) consideration in connection with the "Release", the "Non-Compete" and the other agreements set forth herein, (3) incentives and bonuses, including, without limitation, any bonuses for which you may be eligible under the Cablevision Management Performance Incentive Plan, (4) any other compensation, deferred or otherwise, and (5) any accrued, unused vacation pay, sick pay and personal day pay to which you may be entitled to under Group policies through your Retirement Date. Except as set forth in this Agreement, you will not be entitled to any further payments subsequent to your Retirement Date.

5.   RELEASE

          By countersigning and delivering the enclosed copy of this letter, and in consideration of the Group's promises described above, you hereby release and discharge each entity constituting the Group (including without limitation Cablevision and CSC), its present and former shareholders, parent corporations, joint ventures, partners, affiliates, subsidiaries and otherwise related entities and any and all of its or their incumbent or former officers, directors, employees, consultants, agents, representatives and assigns from any and all claims, liabilities, demands or causes of action, known or unknown, that you have as of the date hereof, ever had, or could have had as of the date hereof, arising out of or in any way connected with or related to this Agreement, your employment by the Group or the termination of your employment (this "RELEASE"). This total and unlimited release includes, but is not limited to, any claims based on any local, state or federal statute, or other regulations or laws (including common law): (1) relating to bias, age, sex, religion, religious creed, citizenship, color, race, ancestry, national origin, veteran, familial or marital status, sexual orientation or preference, genetic predisposition or carrier status, physical or mental disability or past or present history of the same or any other form of discrimination (including, without limitation, the Age Discrimination in Employment Act of 1967, as amended ("ADEA")), (2) relating to the Worker Adjustment and Retraining Notification Act ("WARN"), (3) for wrongful discharge, harassment or retaliation, (4) relating to any implied or express contract (whether oral or written), (5) for intentional or negligent infliction of emotional harm, defamation or any other tort, (6) for fraud or conversion, (7) in connection with continuation of Group-sponsored health benefits or conversion of Group-sponsored life insurance, and (8) for costs, fees or other expenses including attorneys' fees and disbursements. This Release does not waive or otherwise impair any rights that you may have under the terms of any employee benefit plan maintained by the Group (but your severance benefits will be limited to those described in this letter).

          You affirm that, to the best of your knowledge, you are not suffering from any work-related physical or mental impairment and are not suffering from any work-related injury or disease as of the date hereof.

          THE GROUP WILL NOT BE OBLIGATED TO PROVIDE TO MAKE OR PROVIDE, AS THE CASE MAY BE, THE PAYMENTS AND BENEFITS PROVIDED IN THE "SEVERANCE" SECTION ABOVE UNLESS YOU SIGN AND DELIVER AN UPDATED RELEASE IN THE FORM OF EXHIBIT D (THE

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"UPDATED RELEASE") AND THE UPDATED RELEASE BECOMES EFFECTIVE IN ACCORDANCE WITH
ITS TERMS.

          If this Release or the Updated Release is found to be invalid or unenforceable in any way, you agree to execute and deliver to the Group a revised release which will effectuate your intention to release the Group from any and all claims you had, have or may have, in law or equity, arising out of this Agreement, your employment by the Group, the termination of that employment, or any other claim at all.

6.   CONFIDENTIALITY

          You agree to keep confidential and otherwise refrain from accessing, discussing, copying, disclosing or otherwise using Confidential Information (as hereinafter defined) or any information (personal, proprietary or otherwise) you may have learned about the Covered Individuals (as hereinafter defined) directly or indirectly as a result of your relationship with Charles Dolan, James Dolan, any member of the extended Dolan family or any member of the Group's senior management team or, to the extent applicable, any of their Board of Directors (collectively the "COVERED INDIVIDUALS"), whether prior to your employment by the Group or subsequent to such employment ("OTHER INFORMATION").

          As used in this Agreement, "CONFIDENTIAL INFORMATION" is information of a commercially sensitive, proprietary or personal nature and includes, but is not limited to, information and documents that the any member of the Group has designated or treated as confidential. It also includes, but is not limited to, financial data; customer, guest, vendor or shareholder lists or data; advertising, business, sales or marketing plans, tactics and strategies; projects; technical or strategic information about the Group's on-line data, telephone, internet service provider, cable television, programming (including sports programming), advertising, retail electronics, PCS, DBS, theatrical, motion picture exhibition, sports, entertainment or other businesses; plans or strategies to market or distribute the services or products of such businesses; economic or commercially sensitive information, policies, practices, procedures or techniques; trade secrets; merchandising, advertising, marketing or sales strategies or plans; litigation theories or strategies; terms of agreements with third parties and third party trade secrets; information about the Group's employees, players, coaches, agents, teams or rights, compensation (including, without limitation, bonuses, incentives and commissions), or other human resources policies, plans and procedures, or any other non-public material or information relating to the Group's business activities, communications, ventures or operations.

          If disclosed, Confidential Information or Other Information could have an adverse effect on the Group's standing in the community, its business reputation, operations or competitive position or the standing, reputation, operations or competitive position of any of its affiliates, subsidiaries, officers, directors, employees, teams, players, coaches, consultants, agents or any of the Covered Individuals.

          Notwithstanding the foregoing, the obligations of this section, other than with respect to subscriber information, shall not apply to Confidential Information that is already (1) in the public domain, (2) disclosed to you by a third party with the right to disclose it in good faith; or (3) specifically exempted by Cablevision in writing from the applicability of this Agreement.

          Notwithstanding anything elsewhere in this Agreement, you are authorized to make any disclosure required of you by any federal, state and local laws or judicial

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proceedings, after providing Cablevision with prior written notice and an opportunity to respond prior to such disclosure (unless such notice is prohibited by law). In addition, this Agreement in no way restricts or prevents you from providing truthful testimony concerning the Group to judicial, administrative, regulatory or other governmental authorities.

7.   NON-COMPETE

          You acknowledge that due to your executive position in the Group and your knowledge of the Group's confidential and proprietary information, your employment or affiliation with certain entities would be detrimental to the Group. You agree that, without the prior written consent of the Cablevision, you will not represent, become employed by, consult to, advise in any manner or have any material interest in any business directly or indirectly in any Competitive Entity (as defined below). A "COMPETITIVE Entity" shall mean (1) any company that competes with any of the Group's or its affiliates' professional sports teams in the New York metropolitan area; (2) any company that competes with any of the Group's cable television, telephone, on-line data or direct broadcast satellite businesses in the New York greater metropolitan area or that competes with any of the Group's programming businesses, nationally or regionally; or (3) any trade or professional association representing any of the companies covered by this paragraph, other than the National Cable Television Association and any state cable television association. Ownership of not more than 1% of the outstanding stock of any publicly traded company shall not be a violation of this paragraph. This Agreement not to compete will expire one year after your Retirement Date.

          You acknowledge that your breach or threatened breach of this non-competition provision will cause irreparable harm to the Group for which monetary damages alone will not provide an adequate remedy. Accordingly, you agree that if you violate or threaten to violate this provision, the Group, in addition to any other rights or remedies available to it under this provision, will be entitled to an injunction to be issued by any court of competent jurisdiction restraining you from committing or continuing any violation of this provision. You agree that no bond will need to be posted for the Group to receive such an injunction and no proof will be required that monetary damages for violations of this non-competition provision would be difficult to calculate and that remedies at law would be inadequate. In addition, you acknowledge and agree that under such circumstances any prior payments made to you hereunder will be void and you will promptly return all prior payments made to you by any member of the Group under this Agreement. You also will forfeit any additional amounts which otherwise would have been payable to you under this Agreement.

8.   ADDITIONAL UNDERSTANDINGS

          You agree, for yourself and others acting on your behalf, that you (and they) have not and will not disparage, make negative statements about or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Group or any of its incumbent or former officers, directors, agents, consultants, employees, successors and assigns or any of the Covered Individuals.

          Neither you nor the Group shall issue any press release or public statement of any kind, or publicize the existence of this contract or the existence of a business relationship between the parties without the prior review and approval of the other party (PROVIDED, HOWEVER, that (1) such restrictions shall not apply if the Group is required under

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applicable law to make any such statements and (2) the parties (and their employees, representatives, or other agents) may disclose to any and all persons, without any limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure).

          In addition, you agree that the Group is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation during the course of your employment by the Group (the "MATERIALS"). The Group will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you.

9.   FURTHER COOPERATION

          Following the expiration of the Consulting Agreement (the "CONSULTING EXPIRATION DATE"), you will no longer provide any regular services to the Group or represent yourself as an agent of any member of the Group (other than as a Director of Cablevision, if applicable at that time). If, however, any member of the Group so requests, you agree to cooperate fully with the Group in connection with any matter with which you were involved prior to the Consulting Expiration Date, or in any litigation or administrative proceedings or appeals (including any preparation therefor) where the Group believes that your personal knowledge, attendance and participation could be beneficial to the Group. This cooperation includes, without limitation, participation on behalf of the Group in any litigation or administrative proceeding brought by any former or existing Group employees, teams, players, coaches, guests, representatives, agents or vendors.

          The Group will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section. The Group will reimburse you for any previously approved out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Group with an estimate of such expense before you incur the same.

10.  COVENANT NOT TO SUE

          By countersigning and delivering the enclosed copy of this Agreement, you represent and warrant that you have not filed any complaints, charges, or claims for relief against the Group, any of its past or present officers, directors, employees, consultants or agents or any of the Covered Individuals arising out of any acts or omissions they allegedly may have committed in connection with this Agreement, your employment or the termination of such employment with any local, state or federal court or administrative agency and have not authorized any other person or entity to assert such a claim on your behalf. Other than for claims arising under the ADEA, you also agree, to the fullest extent permitted by law, not to commence, encourage, facilitate or participate in any action or proceeding for damages, reinstatement, injunctive or any other type of relief, in any state, federal or local court or before any administrative agency, relating to this Agreement, the enforceability of any provision thereof or your employment with the Group or the termination thereof.

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          Nothing in this Agreement is intended to prevent you from contacting the Equal Employment Opportunity Commission (the "COMMISSION"). If you countersign the enclosed Agreement, however, you will not be able to obtain any relief or recovery upon any charge filed with the Commission, including costs and attorneys' fees, except where permissible by law or regulation. You should also understand that this Agreement does not affect your right to challenge the validity of this Agreement pursuant to the ADEA.

11.  NON-HIRE

          You agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of Cablevision), directly or indirectly (whether for your own interest or any other person or entity's interest) any current employee of any member of the Group. This restriction will expire one year after your Retirement Date.

12.  RIGHT TO COUNSEL/VOLUNTARY WAIVER

          By countersigning the enclosed copy of this letter, you acknowledge that (1) the Group has advised you to consult with a lawyer before executing this Agreement and has provided you with at least 21 days to do so, (2) you have read this Agreement (including, without limitation, the "Covenant Not to Sue", the "Non-Compete" provision, and the "Release" set forth above), (3) you fully understand the terms of this Agreement, and (4) you have executed this Agreement voluntarily and without coercion, whether express or implied.

13.  REVOCATION

          You may revoke this Agreement within seven days after the date on which you sign it. This Agreement will not be binding or enforceable until that seven-day period has expired but shall thereupon become effective unless previously revoked. If you decide to revoke this Agreement, you must notify us of your revocation in a letter signed by you and received by Lee Schumer at the address below no later than 5:00 p.m. on the seventh day after you signed this Agreement. A letter of revocation that is not received by the seventh day after you have signed the Agreement will be invalid and will not revoke this Agreement.

14.  CHOICE OF LAW/FORUM

          This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          Both the Group and you hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and each of us hereby waives, and agrees not to assert, as a defense that either of us, as appropriate, is not subject thereto or that the venue thereof may not be appropriate. We each hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

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15.  ADDITIONAL PROVISIONS

          If you violate any of the agreements contained in this letter, including, without limitation, those understandings contained in the paragraphs labeled "Covenant Not to Sue", "Confidentiality", "Additional Understandings", "Further Cooperation", and "Non-Compete" or if the "Release" or "Updated Release" or any portion thereof is for any reason held invalid or unenforceable (other than for claims arising under the ADEA), you will immediately return to the Group all of the benefits paid to you pursuant to this letter subsequent to your Retirement Date and the Group will have no further obligation to pay you any additional amounts as set forth in this Agreement. Any termination of this Agreement or return of benefits shall not affect the Group's rights under this Agreement or your obligations hereunder regarding the "Release", the "Updated Release", the "Covenant Not to Sue", the "Additional Understandings", the "Further Cooperation", the "Non-Compete", and "Confidentiality" provisions.

          Because the purpose of the terms of this Agreement is to avoid any claims between us, you will be required to pay any legal fees and costs the Group incurs to defend any claim you may bring (other than a proceeding to receive unemployment insurance benefits or relating to claims arising under the
ADEA) or to pursue any rights we may have under this Agreement. Notwithstanding the foregoing, you will not be required to pay the Group's legal fees and costs associated with any claim you may bring to pursue your rights under this Agreement, provided that you prevail on the merits of such claim and the court finally determines that the Group acted unreasonably with respect to compliance with its obligations under this Agreement. Nothing contained herein will prevent you from asking the court in any such proceeding to make a finding that the Group acted unreasonably with respect to compliance with its obligation hereunder.

          By countersigning this letter, you acknowledge that this letter sets forth the entire agreement of the parties concerning its subject matter, and supersedes any and all prior agreements and discussions. Any notices given under this Agreement (1) by any member of the Group to you shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to you at your address listed above or (2) by you to any member of the Group shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to Cablevision attention: Lee Schumer at 1111 Stewart Avenue, Bethpage, New York 11714. This Agreement may be modified only by a written instrument signed by you, on the one hand, and for Cablevision and CSC, on the other hand.

                                      * * *

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          We wish you luck in your future undertakings.

                              Sincerely yours,

                              Cablevision Systems Corporation


                              By: /s/ James L. Dolan
                                  ---------------------------
                                      James L. Dolan

                              CSC Holdings, Inc.


                              By: /s/ James L. Dolan
                                  ---------------------------
                                      James L. Dolan

Accepted and Agreed:

/s/ Sheila Mahony
------------------------
Sheila Mahony

Date: June 24, 2003
      --------------

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                                                                       EXHIBIT A
                                   MEMORANDUM

TO:       The Board of Directors of the
          Corporations Listed on Attachment 1

FROM:     Sheila Mahony

DATE:     June 23, 2003

SUBJECT:  Retirement

     I hereby resign, effective as of January 2, 2004, as an Officer of the corporations listed on Attachment 1 annexed hereto.

                                   ----------

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                                                                    ATTACHMENT 1

                COMPANIES IN WHICH SHEILA A. MAHONY IS AN OFFICER



COMPANY/TITLE

1015 TIFFANY STREET CORPORATION
Executive Vice President, Communications, Government & Public Affairs

1047 E 46TH STREET CORPORATION
Executive Vice President, Communications, Government & Public Affairs

1070 JERICHO TURNPIKE CORP.
Executive Vice President, Communications, Government & Public Affairs

111 NEW SOUTH ROAD CORPORATION
Executive Vice President, Communications, Government & Public Affairs

1111 STEWART CORPORATION
Executive Vice President, Communications, Government & Public Affairs

1144 ROUTE 109 CORP.
Executive Vice President, Communications, Government & Public Affairs

151 S. FULTON STREET CORPORATION
Executive Vice President, Communications, Government & Public Affairs

2234 FULTON STREET CORPORATION
Executive Vice President, Communications, Government & Public Affairs

389 ADAMS STREET CORPORATION
Executive Vice President, Communications, Government & Public Affairs

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A-R CABLE SERVICES - NY, INC.
Executive Vice President, Communications, Government & Public Affairs

ARSENAL MSUB 2, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION AREA 9 CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION FAIRFIELD CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - CT, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - MA, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - MI, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - NJ, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - NY, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH - OH, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION LIGHTPATH, INC.
Executive Vice President, Communications, Government & Public Affairs

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CABLEVISION NYI L.L.C.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF BROOKHAVEN, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF BROOKLINE, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF CLEVELAND G.P., INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF CLEVELAND L.P., INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF CONNECTICUT CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF HUDSON COUNTY, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF LITCHFIELD, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF MONMOUTH, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF NEW JERSEY, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF OAKLAND, LLC
Executive Vice President, Communications, Government & Public Affairs


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CABLEVISION OF PATERSON, LLC
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF ROCKLAND/RAMAPO, LLC
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF SOUTHERN WESTCHESTER, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF THE MIDWEST HOLDING CO., INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF WAPPINGERS FALLS, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION OF WARWICK, LLC
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION PCS INVESTMENT, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION PCS MANAGEMENT, INC.
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION REAL ESTATE CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS BROOKLINE CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS DUTCHESS CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS EAST HAMPTON CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS GREAT NECK CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS HUNTINGTON CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS ISLIP CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS LONG ISLAND CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS NEW YORK CITY CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS SUFFOLK CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CABLEVISION SYSTEMS WESTCHESTER CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CCC FRANKLIN SQUARE CINEMA CORP.
Executive Vice President, Communications, Government & Public Affairs

CCG HOLDINGS, INC.
Executive Vice President, Communications, Government & Public Affairs

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COMMUNICATIONS DEVELOPMENT CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CORAM ROUTE 112 CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CSC ACQUISITION - MA, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC ACQUISITION - NY, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC ACQUISITION CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CSC AT HOME HOLDING CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CSC CHARTER HOLDINGS I, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC CHARTER HOLDINGS II, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC CHARTER HOLDINGS III, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC GATEWAY CORPORATION
Executive Vice President, Communications, Government & Public Affairs

CSC HOLDINGS, INC.
Director
Executive Vice President, Communications, Government & Public Affairs

CSC INVESTMENTS INC.
Executive Vice President, Communications, Government & Public Affairs

CSC METRO CINEMA LLC
Executive Vice President, Communications, Government & Public Affairs

CSC NASSAU, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC OHIO HOLDINGS I, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC OHIO HOLDINGS II, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC OHIO HOLDINGS III, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS I, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS II, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS III, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS IV, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS V, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS VI, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC T HOLDINGS, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TECHNOLOGY, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TKR I, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TKR, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TRANSPORT II, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TRANSPORT III, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TRANSPORT IV, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TRANSPORT V, INC.
Executive Vice President, Communications, Government & Public Affairs

CSC TRANSPORT, INC.
Executive Vice President, Communications, Government & Public Affairs

FROWEIN ROAD CORPORATION
Executive Vice President, Communications, Government & Public Affairs

KNOLLWOOD DEVELOPMENT CORP.
Executive Vice President, Communications, Government & Public Affairs

PETRA CABLEVISION CORP.
Executive Vice President, Communications, Government & Public Affairs

RMH GE HOLDINGS I, INC.
Executive Vice President, Communications, Government & Public Affairs

RMH GE HOLDINGS II, INC.
Executive Vice President, Communications, Government & Public Affairs

RMH GE HOLDINGS III, INC.
Executive Vice President, Communications, Government & Public Affairs

SAMSON CABLEVISION CORP.
Executive Vice President, Communications, Government & Public Affairs

SUFFOLK CABLE CORPORATION
Executive Vice President, Communications, Government & Public Affairs

SUFFOLK CABLE OF SHELTER ISLAND, INC.
Executive Vice President, Communications, Government & Public Affairs

SUFFOLK CABLE OF SMITHTOWN, INC.
Executive Vice President, Communications, Government & Public Affairs

TELERAMA, INC.
Executive Vice President, Communications, Government & Public Affairs

                                                                       EXHIBIT C

                              As of January 3, 2004

Sheila Mahony

          Re:   CONSULTING AGREEMENT

Dear Sheila:

     This letter, when signed by Cablevision Systems Corporation (referred to herein as "CABLEVISION") and you, will constitute your consulting agreement with Cablevision (this "AGREEMENT").

     1.   PURPOSE OF ENGAGEMENT

          (a)  The "SERVICES" you agree to perform are set forth on EXHIBIT 1.

          (b) You agree to perform the Services faithfully and diligently for the Group as set forth in this Agreement. The term the "GROUP" means Cablevision, CSC Holdings, Inc. ("CSC"), their predecessors, subsidiaries and affiliated companies.

     2.   TERM

          (a) This Agreement will commence January 3, 2004 and will continue for a three-year period thereafter unless it is sooner terminated or renewed, each as provided herein (the "TERM"). However, if your retirement agreement, dated June 23, 2003, among Cablevision, CSC and you (your "RETIREMENT AGREEMENT") or the Updated Release referred to in your Retirement Agreement does not become effective in accordance with its terms, this Agreement will become void and will have no further force and effect. You acknowledge and agree that under such circumstances any prior payments made to you hereunder will be void and you will promptly return all prior payments made to you by any member of the Group under this Agreement.

          (b) Cablevision is under no obligation to continue this engagement beyond the period set forth above. Additionally, Cablevision may terminate this Agreement and the Term before its scheduled expiration if you are absent from your responsibilities under this Agreement as a result of incapacity due to mental or physical illness or injury for a period of 60 or more days during any year.

          (c) This Agreement and the Term shall automatically terminate on your death.

     3.   YOUR CONSULTING FEES

          (a) On the 15th day of each month during the Term, Cablevision shall pay you one-twelfth of $456,000 (the "MINIMUM AMOUNT"). In addition, for any month in which the Group requests that you provide services for more than ten days and you agree to provide such services, Cablevision shall pay you at the rate of $3800 per day for each additional day or part.

          (b) Cablevision will promptly reimburse you for your actual out-of-pocket expenses as reasonably incurred by you in connection with your performance of the Services, including reasonable travel approved, in advance, by Cablevision.

          (c) You agree to deliver, on a monthly basis to a contact designated by Cablevision, invoices detailing any Services provided hereunder and appropriate out-of-pocket expenses. You agree that each invoice will provide reasonable supporting detail for the days on which Services were performed, the hours worked, and other suitable detail concerning authorized expenses. Cablevision will pay approved invoices within 30 days of receipt.

          (d) You agree to abide by all of the Group's travel and entertainment policies, including, without limitation, the use of the Group's designated travel agency for all airline travel and other travel arrangements, whenever possible. Notwithstanding the foregoing, you shall be permitted to take first class air travel.

          (e) Your contingent award under Cablevision's Long Term Incentive Plan will continue during the Term notwithstanding that your employment with Group has terminated. Under this award, if Cablevision achieves a full year of free cash flow in 2003, you will receive a cash payment of $432,000 in early 2004. If Cablevision achieves a full calendar year of free cash flow subsequent to 2003, you will receive a cash payment of $504,000 early in the following year. The details of this award, and the applicable conditions, will be sent to you in a separate award letter and will continue to apply EXCEPT that, solely for purposes of this contingent award, you will be deemed to be continuing as an employee of the Group during the Term. You shall receive payment of this award whenever it becomes payable to other eligible employees.

     4.   CONFIDENTIALITY

          (a) You agree to keep confidential and otherwise refrain from accessing, discussing, copying, disclosing or otherwise using Confidential Information (as hereinafter defined) or any information (personal, proprietary or otherwise) you may have learned about the Covered Individuals (as hereinafter defined) directly or indirectly as a result of your relationship with Charles Dolan, James Dolan, any member of the extended Dolan family or any member of the Group's senior management team or Board of Directors (collectively the "COVERED

               INDIVIDUALS"), whether prior to your services under this Agreement or subsequent to such service ("OTHER INFORMATION").

          (b) As used in this Agreement, "CONFIDENTIAL INFORMATION" is information of a commercially sensitive, proprietary or personal nature and includes, but is not limited to, information and documents that any member of the Group has designated or treated as confidential. It also includes, but is not limited to, financial data; customer, guest, vendor or shareholder lists or data; advertising, business, sales or marketing plans, tactics and strategies; projects; technical or strategic information about the Group's on-line data, telephone, internet service provider, cable television, programming (including sports programming), advertising, retail electronics, PCS, DBS, theatrical, motion picture exhibition, sports, entertainment or other businesses; plans or strategies to market or distribute the services or products of such businesses; economic or commercially sensitive information, policies, practices, procedures or techniques; trade secrets; merchandising, advertising, marketing or sales strategies or plans; litigation theories or strategies; terms of agreements with third parties and third party trade secrets; information about the Group's employees, players, coaches, agents, teams or rights, compensation (including, without limitation, bonuses, incentives and commissions), or other human resources policies, plans and procedures, or any other non-public material or information relating to the Group's business activities, communications, ventures or operations.

          (c) If disclosed, Confidential Information or Other Information could have an adverse effect on the Group's standing in the community, its business reputation, operations or competitive position or the standing, reputation, operations or competitive position of any of its affiliates, subsidiaries, officers, directors, employees, teams, players, coaches, consultants, agents or any of the Covered Individuals.

          (d) You agree to protect the Confidential Information and Other Information now and into the future and not to use, disclose or access the Confidential Information or Other Information except in furtherance of the Group's business. In addition, you agree not to make copies of the written versions of Confidential Information or Other Information and not to discuss with, or disclose to, any third party Confidential Information or Other Information without the prior written consent of Cablevision. You further represent that all Confidential Information and Other Information provided to you will remain confidential.

          (e) On termination of this Agreement, you will return to the Group all Confidential Information and Other Information within your possession and will not solicit, disclose or access any Confidential Information or Other Information from the Group or any of its employees or agents except in the furtherance of any services you may provide to the Group at the Group's written request. The obligations of confidentiality set forth in this
               Section 4 will survive the termination of this Agreement.

          (f) Notwithstanding the foregoing, the obligations of this Section 4, other than with respect to subscriber information, shall not apply to Confidential Information that is already (1) in the public domain, (2) disclosed to you by a third party with the right to disclose it in good faith, or (3) specifically exempted in writing by Cablevision from the applicability of this Agreement.

          (g) Notwithstanding anything elsewhere in this Agreement, you are authorized to make any disclosure required of you by any judicial proceedings or any federal, state and local laws or regulations, after providing Cablevision with prior written notice and an opportunity to respond prior to such disclosure (unless such notice is prohibited by law).

     5.   OWNERSHIP OF MATERIALS

          The parties agree that the Group is the owner of all rights, title and interest in and to all documents, tapes, videos, programming, designs, scripts, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sales, marketing, customer or product development plans, forecasts, strategies, customer lists, travel and other information and materials (in any media whatsoever) developed or prepared by you or with your cooperation during the course of your retention hereunder (the "MATERIALS"). The Group will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you.

     6.   INDEPENDENT CONTRACTOR

          You agree that you are performing the Services as an independent contractor and not as an employee of any member of the Group. You shall be responsible for all taxes and other non-reimbursable expenses attributable to the rendition of Services, and you shall indemnify, hold harmless and defend the Group, its incumbent or former officers, directors, consultants, employees, successors and assigns, from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including, but not limited to, the Internal Revenue Service or any state taxing authority, arising out of your alleged failure to pay federal, state or local taxes during the Term of this Agreement. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between any member of the Group and you nor shall anything in this Agreement be deemed to constitute the Group or you as the agent of the other. Neither you nor the Group shall be or become liable to or bound by any representation, act or omission whatsoever of the other. Under no circumstances shall you be entitled to participate in any of the benefit plans that the Group may offer to its own employees from time to time.

     7.   REPRESENTATIONS AND WARRANTIES

          You represent and warrant to the Group that:

          (a) You shall comply with all federal, state and local laws, regulations, rules, ordinances and orders of any kind which are applicable to your performance of the Services hereunder;

          (b) Your performance of the Services called for by this Agreement does not and will not violate any applicable law, rule, or regulation;

          (c) You do not know of any developed programs, systems, data, computer documentation or other material whatsoever, granted or conveyed to the Group under Section 5 hereof;

          (d) You have the full legal right to enter into this Agreement and to fully perform the Services and fulfill your obligations hereunder; and

          (e) While performing the Services hereunder, you will act in a professional manner and observe all aspects of appropriate professional and ethical workplace behavior.

     8.   NON-COMPETITION

          (a) Without Cablevision's written consent, you agree not to, directly or indirectly, represent, become employed by, consult to, or advise in any manner or have any material interest in any Competitive Entity for the duration of the Term. A "COMPETITIVE ENTITY" shall mean (1) any company that competes with any of the Group's or its affiliates' professional sports teams in the New York metropolitan area; (2) any company that competes with any of the Group's cable television, telephone or on-line data businesses in the New York greater metropolitan area or that competes with any of the Group's programming businesses, nationally or regionally; or (3) any trade or professional association representing any of the companies covered by this paragraph, other than the National Cable Television Association and any state cable television association. Ownership of not more than 1% of the outstanding stock of any publicly traded company shall not be a violation of this paragraph.

          (b) If you violate this provision, Cablevision may immediately terminate this Agreement and you acknowledge and agree that under such circumstances any prior payments made to you hereunder will be void and you will promptly return all prior payments made to you by any member of the Group under this Agreement.

     9.   NON-HIRE

          You agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of Cablevision and MSG), directly or indirectly (whether for your own interest or any other person or entity's interest) any current employee of any member of the Group. This restriction will expire one year after the effective date of this Agreement.

     10.  RENEWAL AND TERMINATION

          (a) This Agreement may be renewed from time to time if agreed in writing by Cablevision and you.

          (b) Cablevision may terminate this Agreement and the Term before its scheduled expiration by written notice to you if you are in breach of this Agreement.

          (c) Upon termination or expiration of this Agreement without renewal, you agree to return all of the Group's property, including, without limitation, office keys, identification cards, access, press and other passes, and all documents, files, equipment, computers, laptops, telephones, cell phones, beepers, pagers, palm pilots or similar devices, fax machines, credit cards, computer software, diskettes and access materials and other property prepared by, for or belonging to the Group and not to make or retain any copies, duplicates, reproductions or excerpts of these materials and agree not to access, utilize or affect in any manner, any of the Group's property, including, without limitation, its electronic communications systems or any information contained therein.

     11.  MISCELLANEOUS

          (a) You agree that any and all contracts, correspondence, books, accounts and other sources of information relating to the Group's accounts shall be available for inspection at your office by the Group's authorized representative during ordinary business hours upon reasonable notice to you.

          (b) Neither party shall assign, transfer or subcontract this Agreement or any of its obligations hereunder without the other party's express, prior written consent. Notwithstanding the foregoing, Cablevision may assign this Agreement to any member of the Group, to an entity under the Group's operation, management or control or to a purchaser of all, or substantially all, of Cablevision's assets.

          (c) Neither you nor the Group shall issue any press release or public statement of any kind, or publicize the existence of this contract or the existence of a business relationship between the parties without the prior review and approval of the other party (PROVIDED, HOWEVER, that (1) such restrictions shall not apply if the Group is required under applicable law to make any such statements and (2) the parties (and their employees, representatives, or other agents) may disclose to any and all persons, without any limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure).

          (d) This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          (e) You acknowledge that your Services under this Agreement are of a specific, unique and extraordinary character and that your breach or threatened breach of the "Confidentiality" provisions set forth in Section 4, the "Ownership of Materials" provisions set forth in Section 5, the "Non-Competition" provisions set forth in
               Section 8 and the "Non-Hire" provisions set forth in Section 9 will cause irreparable injury to the Group for which monetary damages alone will not provide an adequate remedy. Accordingly, in addition to any rights or remedies the Group may have available to it under this Agreement or otherwise, it also shall be entitled to an injunction to be issued by any court of competent jurisdiction, restraining you from committing or continuing any violation of this Agreement. You agree that no bond will need to be posted for the Group to receive such an injunction and no proof will be required that monetary damages for violations of this non-competition provision would be difficult to calculate and that remedies at law would be inadequate. In addition, you acknowledge and agree that under such circumstances any prior payments made to you hereunder will be void and you will promptly return all prior payments made to you by any member of the Group under this Agreement. You also will forfeit any additional amounts which otherwise would have been payable to you under this Agreement. The provisions of Sections 4 ("Confidentiality"), 5 ("Ownership of Materials"), 8 ("Non Competition") and 9 ("Non-Hire") hereof will survive the termination of this Agreement.

          (f) Other than your Retirement Agreement and the Updated Release, this Agreement and Exhibit 1 constitute the entire agreement of the parties hereto and supersede all prior and contemporaneous representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in a writing signed by you and Cablevision.

          (g) Any notices given under this Agreement (1) by any member of the Group to you shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to you at your address listed above or (2) by you to any member of the Group shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to Cablevision attention: Lee Schumer at 1111 Stewart Avenue, Bethpage, New York.

     If the foregoing Consulting Agreement is acceptable to you, please execute and return the copy of this Agreement which is enclosed for your convenience. We look forward to working with you.

                                        Very truly yours,

                                        Cablevision Systems Corporation


                                        By: /s/ James L. Dolan
                                           ----------------------------
                                                James L. Dolan

Accepted and Agreed:

/s/ Sheila Mahony
-----------------------
Sheila Mahony

Date:  June 24, 2003
      -----------------

                                                                       EXHIBIT 1

The following will constitute the Services to be performed:

1. To be available no less than ten days during each month of the Term of this Agreement to provide advice and counsel to the Group as may be requested.

2. Cooperate fully with the Group in connection with any matter with which you were involved, either before or after the date of this Agreement, or in any litigation or administrative proceedings or appeals (including any preparation therefor) where the Group believes that your personal knowledge, attendance and participation could be beneficial to the Group. This cooperation includes, without limitation, participation on behalf of the Group in any litigation or administrative proceeding brought by any former or existing Group employees, teams, players, coaches, guests, representatives, agents or vendors.

3. Cooperate with the Group by providing any documents or reports requested by the Group in connection with this Agreement (or otherwise) or arising out of any requests by governmental entities including, without limitation, the Internal Revenue Service.

4. Perform such other services as the parties may mutually agree upon from time to time during the term of this Agreement.

                                                                       EXHIBIT D

                                  SHEILA MAHONY

          I, Sheila Mahony, am entering into this release (this "UPDATED RELEASE") pursuant to, and in consideration of, my retirement agreement, dated June 23, 2003, with Cablevision Systems Corporation and CSC Holdings, Inc. (my "RETIREMENT AGREEMENT"), and other good and valuable consideration.

          I hereby release and discharge Cablevision Systems Corporation and CSC Holdings, Inc. and their predecessors, subsidiaries and affiliates (each of such entities, individually and collectively referred to as the "GROUP"), and each of their present and former shareholders, parent corporations, joint ventures, partners, affiliates, subsidiaries and otherwise related entities and any and all of its or the incumbent or former officers, directors, employees, consultants, agents, representatives and assigns, from any and all claims, liabilities, demands or causes of action, known or unknown, that I have as of the date of this Updated Release, ever had, or could have had as of such date, arising out of or in any way connected with or relating to my Retirement Agreement, my employment by the Group, the termination of my employment, or my rights as a present or former holder of any securities of the Group. This total and unlimited release includes, but is not limited to, any claims based on any local, state or federal statute, or other regulations or laws (including common law): (1) relating to bias, age, sex, religion, religious creed, citizenship, color, race, ancestry, national origin, veteran, familial or marital status, sexual orientation or preference, genetic predisposition or carrier status, physical or mental disability or past or present history of the same or any other form of discrimination (including, without limitation, the Age Discrimination in Employment Act of 1967, as amended ("ADEA")), (2) relating to the Worker Adjustment and Retraining Notification Act ("WARN"), (3) for wrongful discharge, harassment or retaliation, (4) relating to any implied or express contract (whether oral or written), (5) for intentional or negligent infliction of emotional harm, defamation or any other tort, (6) for fraud or conversion,
(7) in connection with continuation of Group-sponsored health benefits or conversion of Group-sponsored life insurance, and (8) for costs, fees or other expenses including attorneys' fees and disbursements. This release does not, however, waive or impair (x) any rights I may have under the terms of any employee benefit plan maintained by the Group (but my severance benefits will be limited to those described in the Retirement Agreement), (y) any rights I may have for indemnification as a former director, officer and employee of the Group, (z) any rights I may have with respect to the Group's obligations set forth on EXHIBIT B to the Retirement Agreement, and (z) any rights I may have under the Retirement Agreement (all such excluded rights hereunder referred to as "UNRELEASED RIGHTS").

          If this Updated Release is found to be invalid or unenforceable in any way, I agree to execute and deliver to the Group a revised release which will effectuate my intention to release the Group from any and all claims I had, have or may have, in law or equity, as of the date hereof, arising out of the Letter Agreement, my employment by the Group, the termination of that employment, or any other claim at all as of the date hereof (other than the Unreleased Rights).

          I affirm that, to the best of my knowledge, I am not suffering from any work-related physical or mental impairment and am not suffering from any work-related injury or disease as of the date hereof.

          I acknowledge that the Group has advised me to consult with a lawyer before executing this Updated Release and has provided me with at least 21 days to do so; I have read this Updated Release; I fully understand the terms of this Updated Release; and I have executed this Updated Release voluntarily and without coercion, whether express or implied.

          I understand that I may revoke this Updated Release (thereby breaching my obligation under the Retirement Agreement) within seven days after the date on which I sign it. This Updated Release will not be binding or enforceable until that seven-day period has expired but shall thereupon become effective unless previously revoked. If I decide to revoke this Updated Release, I must notify the Group of my revocation in a letter signed by me and received by the Group to the attention of Lee Schumer at 1111 Stewart Avenue, Bethpage, NY 11714-3581 no later than 5:00 p.m. on the seventh day after I signed this Agreement. A letter of revocation that is not received by the seventh day after I have signed this Updated Release will be invalid and will not revoke this Updated Release.

                              Dated: June 24, 2003
                                    --------------

                              /s/ Sheila Mahony
                              ------------------
                              Sheila Mahony